Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Mutual Funds:

In planning and performing our audits of the financial statements of
Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Emerging
Markets Equity Fund, Nationwide Bailard International Equities Fund,
Nationwide Bailard Technology & Science Fund, Nationwide Bond Fund,
Nationwide Bond Index Fund, Nationwide Core Plus Bond Fund, Nationwide
Diverse Managers Fund, Nationwide Fund Highmark, Nationwide Geneva MidCap
Growth Fund, Nationwide Geneva SmallCap Growth Fund, Nationwide Global
Equity Fund, Nationwide Government Bond Fund, Nationwide Growth Fund,
Nationwide Herndon MidCap Value Fund, Nationwide High Yield Fund,
Nationwide Highmark Balanced Fund Multimanaged, Nationwide Highmark Bond
Fund, Nationwide Highmark California Intermediate Tax Free Fund,
Nationwide Highmark Large Cap Core Equity Fund, Nationwide Highmark Large
Cap Growth Fund, Nationwide Highmark National Intermediate Tax Free Fund,
Nationwide Highmark Short Term Bond Fund, Nationwide Highmark Small Cap
Core Fund, Nationwide Highmark Value Fund, Nationwide Inflation Protected
Securities Fund, Nationwide International Index Fund, Nationwide
International Value Fund, Nationwide Investor Destinations Aggressive
Fund, Nationwide Investor Destinations Conservative Fund, Nationwide
Investor Destinations Moderate Fund, Nationwide Investor Destinations
Moderately Aggressive Fund, Nationwide Investor Destinations Moderately
Conservative Fund, Nationwide MidCap Market Index Fund, Nationwide Money
Market Fund, Nationwide Portfolio Completion Fund, Nationwide S&P 500
Index Fund, Nationwide Small Cap Index Fund, Nationwide Small Company
Growth Fund, Nationwide Target Destination Fund 2010, Nationwide Target
Destination Fund 2015, Nationwide Target Destination Fund 2020,
Nationwide Target Destination Fund 2025, Nationwide Target Destination
Fund 2030, Nationwide Target Destination Fund 2035, Nationwide Target
Destination Fund 2040, Nationwide Target Destination Fund 2045, Nationwide
Target Destination Fund 2050, Nationwide Target Destination Fund 2055,
Nationwide Target Destination Retirement Income Fund, Nationwide U.S.
Small Cap Value Fund, Nationwide Ziegler Equity Income Fund, Nationwide
Ziegler NYSE Archa Tech 100 Index Fund, Nationwide Ziegler Wisconsin Tax
Exempt Fund  (hereafter referred to as the "Funds") as of and for the period ended October 31, 2014, in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However,
we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Mutual Funds and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
December 22, 2014